UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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VINTAGE PETROLEUM, INC.

(Name of Registrant as Specified In Its Charter)

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VINTAGE PETROLEUM, INC. 110 West Seventh Street Tulsa, Oklahoma 74119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 13, 2003

To the Stockholders of

    VINTAGE PETROLEUM, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vintage Petroleum, Inc., a Delaware corporation (the “Company”), will be held in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Tuesday, May 13, 2003, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to Class I for three-year terms;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the meeting, and only holders of the Company’s Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

By Order of the Board of Directors,

William C. Barnes

Secretary

Tulsa, Oklahoma

April 4, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

VINTAGE PETROLEUM, INC. 110 West Seventh Street Tulsa, Oklahoma 74119

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held May 13, 2003

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vintage Petroleum, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 13, 2003, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about April 4, 2003, to stockholders of record on March 21, 2003.

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder’s shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted “FOR” (a) the election of all of the nominees for directors listed below and (b) the ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders of record at the close of business on March 21, 2003, will be entitled to vote at the Annual Meeting. As of March 14, 2003, there were issued and outstanding 63,902,275 shares of Common Stock, par value $.005 per share (the “Common Stock”), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or other proposals.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation (the “Charter”) of the Company provides that the Board of Directors of the Company (the “Board of Directors”) shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors, consisting of Rex D. Adams, William C. Barnes and John T. McNabb, II, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for three Class I directors. The terms of the Class II directors and the Class III directors will expire at the annual meeting of stockholders to be held in 2004 and 2005, respectively.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Rex D. Adams, William C. Barnes and John T. McNabb, II, for re-election as directors, each to hold office until the annual meeting of stockholders in 2006 and until his successor is duly elected and qualified, or until the earlier of his death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Adams, Barnes and McNabb. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote “FOR” each of the following nominees for directors.

Nominees for Directors

Class I

(Term Expires May 2006)

Rex D. Adams, age 63. Mr. Adams has been a Director of the Company since February 2003. He has been a Professor of Business Administration of the Fuqua School of Business at Duke University since 2001. From 1996 to 2001, he served as Dean of the Fuqua School of Business at Duke University. From 1965 to 1996, Mr. Adams was employed by Mobil Corporation, a major integrated oil company, where he served in a number of roles in Mobil’s international operations before joining its corporate staff, where he led the administrative and human resources functions of Mobil’s global exploration and production division and corporate human resources before assuming the position of Vice President, Administration for Mobil Corporation in 1983. Mr. Adams is currently Chairman of the Board of Public Broadcasting Service (PBS) and serves as a Director of Alleghany Corporation and AMVESCAP PLC. Mr. Adams, a Rhodes Scholar, has an undergraduate degree from Duke University.

William C. Barnes, age 48. Mr. Barnes, a certified public accountant, has been a Director, Treasurer and Secretary of the Company since April 1987, an Executive Vice President of the Company since March 1994 and Chief Financial Officer of the Company since May 1990. He was also a Senior Vice President of the Company from May 1990 to March 1994 and Vice President—Finance of the Company from January 1984 to May 1990. From November 1982 to December 1983, Mr. Barnes was an audit manager for Arthur Andersen & Co., an independent public accounting firm, where he dealt primarily with clients in the oil and gas industry. He was Assistant Controller—Finance of Santa Fe-Andover Company (formerly Andover Oil Company), an independent oil and gas company (“Andover”), from December 1980 to November 1982. From June 1976 to

December 1980, he was an auditor with Arthur Andersen & Co., where he dealt primarily with clients in the oil and gas industry. Mr. Barnes has a B.S. Degree in Business Administration from Oklahoma State University.

John T. McNabb, II, age 58. Mr. McNabb has been a Director of the Company since October 1990. He has been Chairman of the Board of Directors of Growth Capital Partners, L.P., an investment and advisory firm in Houston, Texas serving privately held and public middle market companies based in the Southwest, since March 1992. From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. From September 1984 to June 1990, Mr. McNabb was employed by investment affiliates of The Prudential Insurance Company of America where he provided a wide range of investment banking services and corporate finance expertise to corporate clients. He holds undergraduate and graduate (M.B.A.) degrees from Duke University.

Directors Continuing in Office

Class II

(Term Expires May 2004)

William L. Abernathy, age 51. Mr. Abernathy has been a Director since October 1999, and an Executive Vice President and Chief Operating Officer of the Company since December 1997. He was Senior Vice President — Acquisitions of the Company from March 1994 to December 1997, Vice President — Acquisitions of the Company from May 1990 to March 1994 and Manager — Acquisitions of the Company from June 1987 to May 1990. From June 1976 to June 1987, Mr. Abernathy was employed by Exxon Company USA, where he served at various times as Senior Staff Engineer, Senior Supervising Engineer and in other engineering capacities, with assignments in drilling, production and reservoir engineering in the Gulf Coast and offshore. He has B.S. and M.S. Degrees in Mechanical Engineering from Auburn University.

Bryan H. Lawrence, age 60. Mr. Lawrence has been a Director of the Company since January 1987. He is a founder and has been a senior manager of Yorktown Partners LLC, which manages certain investment partnerships, since September 1997. Mr. Lawrence had been employed by Dillon Read & Co. Inc., an investment banking firm (“Dillon Read”), since 1966, serving most recently as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a Director of Carbon Energy Corporation, D & K Healthcare Resources, Inc., Hallador Petroleum Company and TransMontaigne Inc. (each a United States public company) and Cavell Energy Corp. (a Canadian public company). Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Gerald J. Maier, age 74. Mr. Maier has been a Director of the Company since September 2002. He has been Chairman of Granmar Investment, Ltd., a private family enterprise, since 1986. From 1985 to 1994, he served as President and Chief Executive Officer of TransCanada PipeLines, a natural gas transmission and power company. He also served as Chairman of TransCanada PipeLines from 1992 until his retirement in 1998. Mr. Maier was President and Chief Executive Officer of Bow Valley Industries Ltd., an oil and gas company, from 1982 to 1985. Mr. Maier has a B.Sc. Degree in Petroleum Engineering from the University of Alberta.

Class III

(Term Expires May 2005)

S. Craig George, age 50. Mr. George has been a Director since October 1991, President of the Company since September 1995 and Chief Executive Officer of the Company since December 1997. He was also Chief Operating Officer of the Company from March 1994 to December 1997, an Executive Vice President of the Company from March 1994 to September 1995 and a Senior Vice President of the Company from October 1991 to March 1994. From April 1991 to October 1991, Mr. George was Vice President of Operations and International with Santa Fe Minerals, Inc., an independent oil and gas company (“Santa Fe

Minerals”). From May 1981 to March 1991, he served in various other management and executive capacities with Santa Fe Minerals and its subsidiary, Andover. From December 1974 to April 1981, Mr. George held various management and engineering positions with Amoco Production Company. He has a B.S. Degree in Mechanical Engineering from the University of Missouri-Rolla.

Charles C. Stephenson, Jr., age 66. Mr. Stephenson, a co-founder of the Company, has been a Director since June 1983 and Chairman of the Board of Directors of the Company since April 1987. He was also Chief Executive Officer of the Company from April 1987 to March 1994 and President of the Company from June 1983 to May 1990. From October 1974 to March 1983, he was President of Andover, and from January 1973 to October 1974, he was Vice President of Andover. Mr. Stephenson also serves as a Director of AAON, Inc. Mr. Stephenson has a B.S. Degree in Petroleum Engineering from the University of Oklahoma.

Joseph D. Mahaffey, age 57, has been a Director of the Company since June 2001. Mr. Mahaffey recently retired from the Fremont Group, a San Francisco based private investment company, where he had been a Managing Director since December 1995. He was also President of Fremont Energy, a private oil and gas company owned by the Fremont Group, from 1995 to 2001. Prior to joining Fremont, Mr. Mahaffey was a Director and Executive Vice President of Heritage Media Corporation from 1992 to 1994. He was a founder and President of United Meridian Corporation, a Houston based independent exploration and production company, from 1987 to 1992. He held various positions with Gulf Oil Corporation from 1970 until 1985, when it was acquired by Chevron Corp., at which time he was Treasurer. Mr. Mahaffey has a B.S. Degree in Business Administration from the University of Notre Dame.

Compensation of Directors

Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $30,000. In addition, the Chair of the Audit Committee of the Board of Directors receives an annual retainer of $5,000 and the Chair of each other committee of the Board of Directors receives an annual retainer of $3,000.

Non-employee directors also automatically receive non-qualified stock options under the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (the “Director Plan”). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to any new non-employee director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders meeting) at which he or she first serves as a member of the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director’s incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 60,000 shares of Common Stock are available for issuance under the Director Plan. As of March 1, 2003, there were 9,000 shares available for future grants of options under the Director Plan. Under the terms of the Director Plan, no options will be granted under this plan after May 11, 2003. During 2002, Messrs. Lawrence and McNabb were each granted an option to purchase 1,000 shares of Common Stock and Mr. Mahaffey was granted an option to purchase 5,000 shares of Common Stock, at an exercise price of $12.29 per share. No options have been exercised under the Director Plan.

Non-employee directors are also eligible to receive awards under the Company’s 1990 Stock Plan. During 2002, Messrs. Lawrence, Mahaffey and McNabb were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.05 per share (being the fair market value of the Common Stock on the date of grant) under the Company’s 1990 Stock Plan. Mr. Maier was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $10.88 per share (being the fair market value of the Common Stock on the date of grant) under the Company’s 1990 Stock Plan.

All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

During 2002, the Board of Directors held seven meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2002. In addition, the Board of Directors took action 16 times during 2002 by unanimous written consent. A majority of the members of the Board of Directors are “independent” directors under the current listing standards of the New York Stock Exchange. The independent directors meet periodically in executive sessions. Mr. McNabb has been designated by the independent directors to chair these sessions during 2003.

The Board of Directors has three standing committees: Audit, Compensation and Nominating and Corporate Governance. All committees report on their activities to the Board of Directors. Mr. Mahaffey was appointed to the Compensation Committee on February 6, 2002. Mr. Maier was appointed to the Board of Directors and the Audit Committee on September 11, 2002, and to the Compensation Committee on December 13, 2002. Mr. Stephenson resigned from the Compensation Committee on December 13, 2002.

The Audit Committee is composed of Messrs. Mahaffey (Chairman), Lawrence, Maier and McNabb. Each of these individuals qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The Audit Committee has recently adopted a revised charter and it is attached to this Proxy Statement as Exhibit A. The Board of Directors has determined that it has at least one “audit committee financial expert” serving on the Audit Committee and that person is Mr. Mahaffey. The Audit Committee annually considers the qualifications of the independent auditor of the Company and the independence of the auditor and appoints the independent auditor. The Audit Committee has considered whether the provisions of the services by Ernst & Young LLP as described in this Proxy Statement under the caption “All Other Fees” under Proposal Two below is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company’s written policies and procedures and the adequacy of the Company’s system of internal accounting controls. The Audit Committee met eight times during 2002. The Audit Committee took action three times during 2002 by unanimous written consent.

The Compensation Committee is composed of Messrs. McNabb (Chairman), Lawrence, Mahaffey and Maier. Each of these individuals qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The Compensation Committee reviews the compensation of officers of the Company and makes recommendations to the Board of Directors regarding such compensation and reviews the Company’s executive compensation policies and practices. The Compensation Committee also administers generally the Company’s 1990 Stock Plan, except that the Board of Directors administers such Plan with respect to certain matters pertaining to officers and non-employee directors of the Company. The Compensation Committee met once during 2002. The Compensation Committee took action once during 2002 by unanimous written consent.

The Nominating and Corporate Governance Committee is composed of Messrs. Maier (Chairman), Lawrence, Mahaffey and McNabb. Each of these individuals qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors, director nominees for committees of the Board of Directors and Board corporate governance guidelines applicable to the Company. Qualifications considered by the Nominating and Corporate Governance Committee for director candidates include an attained position of leadership in the candidate’s field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company’s business, if any, and the ability to serve the interests of all stockholders. The Nominating and

Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Company’s Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee’s written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company’s By-laws provide that the annual meeting of stockholders to be held each year will be on the second Tuesday in May. The Nominating and Corporate Governance Committee, which was established on December 13, 2002, did not meet during 2002.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent auditor of the Company for the fiscal year ending December 31, 2003. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young as the Company’s independent auditor. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young as independent auditor for 2003.

A representative of Ernst & Young will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

On June 27, 2002, upon its review of the recommendation of the Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors effective June 27, 2002.

In connection with the audits for the Company’s two fiscal years ended December 31, 2001, and in the subsequent interim period prior to June 27, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there were no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Arthur Andersen’s reports on the financial statements of the Company for the two fiscal years ended December 31, 2001, neither contained an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On June 27, 2002, upon its review of the recommendation of the Audit Committee, the Board of Directors of the Company approved the engagement of Ernst & Young as the Company’s independent auditors for its 2002 fiscal year.

During the Company’s two fiscal years ended December 31, 2001, and, in the subsequent interim period prior to June 27, 2002, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $160,000. In addition, aggregate fees totaling $306,600 were billed by Ernst & Young for professional services rendered for audits of the Company’s annual financial statements for the three fiscal years ended December 31, 2001, which had previously been audited by Arthur Andersen.

Financial Information Systems Design and Implementation Fees

The Company did not engage Ernst & Young for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2002, were $382,300.

PRINCIPAL STOCKHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of March 14, 2003, regarding the ownership of the Company’s Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Name of Owner or Identity of Group	Shares Beneficially Owned		Percentage of Class(1)
Charles C. Stephenson, Jr.(2)	10,629,600	(3)	16.6%
William C. Barnes	1,143,081	(4)	1.8
William L. Abernathy	707,929	(5)	1.1
S. Craig George	623,968	(6)	1.0
William E. Dozier	371,982	(7)	*
Larry W. Sheppard	253,794	(8)	*
Bryan H. Lawrence	67,900	(9)	*
John T. McNabb, II	39,744	(10)	*
Joseph D. Mahaffey	6,000		*
Gerald J. Maier	-0-		0.0
Rex D. Adams	-0-		0.0
All executive officers and directors as a group (16 persons)	15,018,267	(11)	22.6

*	Represents less than 1% of the Common Stock outstanding.

(1)	Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of March 14, 2003, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)	The stockholder’s address is 110 West Seventh Street, Tulsa, Oklahoma 74119.

(3)	Includes (a) 9,737,400 shares held by Stephenson Equity Co., a general partnership controlled by Mr. Stephenson (“SECO”), and (b) 100,400 shares held by the Stephenson Family Charitable Foundation, of which Mr. Stephenson and his wife are co-trustees. Mr. Stephenson and his wife do not have a pecuniary interest in the shares held by the Foundation. Does not include 200 shares owned by Mr. Stephenson’s wife. Mrs. Stephenson has full rights of ownership over such shares, including sole voting and investment power. Mr. Stephenson disclaims beneficial ownership of such shares.

Mr. Stephenson has advised the Company that in 1999 SECO deposited 8,000,000 of the 9,737,400 shares held by SECO (or approximately 12.5% of the Company’s issued and outstanding shares of Common Stock at March 14, 2003) into an investment program offered by Credit Bancorp, Ltd. (“Credit Bancorp”). SECO retained full beneficial ownership of the shares under the terms of the agreement between SECO and Credit Bancorp and the agreement placed explicit and unequivocal limitations on the transferability or use of the shares. Subsequent to the date of deposit, the

Securities and Exchange Commission (the “SEC”) as a result of an investigation, obtained an order temporarily restraining Credit Bancorp from making fraudulent offers, sales and purchases of securities in connection with the investment program. The SEC also received a court order freezing the assets of Credit Bancorp, and since then, a receiver has been appointed for Credit Bancorp. Mr. Stephenson has informed the Company that the 8,000,000 shares are subject to the freeze order and that, although none of the 8,000,000 shares have been sold, a substantial portion of these shares have been margined by Credit Bancorp without his consent and in violation of the agreement that SECO entered into with Credit Bancorp. SECO has requested, and has filed a lawsuit against Credit Bancorp demanding, Credit Bancorp to return the shares to SECO, as the rightful owner of the shares. Mr. Stephenson has indicated that the receiver has reached a settlement with Credit Bancorp’s insurance carriers that should cover a substantial amount of any losses that may result from the unauthorized activities of Credit Bancorp with respect to the shares that SECO owns and the court has approved a partial plan of distribution which should result in the ultimate return of SECO’s shares. Mr. Stephenson has further advised the Company that SECO will be able to vote the 8,000,000 shares at the Annual Meeting. The Company cannot predict the effect, if any, that this matter may ultimately have on Mr. Stephenson’s ownership of shares of the Company.

(4)	Includes 425,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $9.71 per share, and 6,381 shares held by the Vintage Petroleum, Inc. 401(k) Plan (the “401(k) Plan”) and allocated to the account of Mr. Barnes.

(5)	Includes 364,554 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $9.52 per share, and 11,784 shares held by the 401(k) Plan and allocated to the account of Mr. Abernathy.

(6)	Includes 453,020 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $9.96 per share, and 14,948 shares held by the 401(k) Plan and allocated to the account of Mr. George.

(7)	Includes 255,800 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $10.00 per share, and 23,382 shares held by the 401(k) Plan and allocated to the account of Mr. Dozier.

(8)	Includes 205,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $10.86 per share, and 9,844 shares held by the 401(k) Plan and allocated to the account of Mr. Sheppard.

(9)	Includes 27,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $12.33 per share.

(10)	Includes 27,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $12.33 per share.

(11)	Includes 2,427,142 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, at an average exercise price of $10.15 per share, and 120,489 shares held by the 401(k) Plan and allocated to the accounts of such individuals.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the Company’s Chairman of the Board of Directors, the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2002, for services in all capacities to the Company and its subsidiaries during each of the Company’s last three fiscal years.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/ SARs (#)(4)	Long-Term Incentive Payouts ($)	All Other Compensation ($)(5)
Charles C. Stephenson, Jr., Chairman of the Board of Directors	2002 2001 2000	200,000 200,000 200,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
S. Craig George, President and Chief Executive Officer	2002 2001 2000	425,000 368,000 312,000	-0- -0- 124,800	-0- -0- -0-	276,250 -0- -0-	-0- 60,000 80,000	-0- -0- -0-	11,000 10,200 10,200
William C. Barnes, Executive Vice President and Chief Financial Officer	2002 2001 2000	285,000 273,000 260,000	-0- -0- 104,000	-0- -0- -0-	176,800 -0- -0-	-0- 40,000 65,000	-0- -0- -0-	11,000 10,200 10,200
William L. Abernathy, Executive Vice President and Chief Operating Officer	2002 2001 2000	270,000 252,000 208,000	-0- -0- 83,200	-0- -0- -0-	176,800 -0- -0-	-0- 40,000 65,000	-0- -0- -0-	11,000 10,200 10,200
William E. Dozier, Senior Vice President- Business Development	2002 2001 2000	207,000 202,000 192,400	-0- -0- 57,720	-0- -0- -0-	110,500 -0- -0-	-0- 30,000 40,000	-0- -0- -0-	11,000 10,200 10,200
Larry W. Sheppard, Vice President-New Ventures	2002 2001 2000	207,000 198,500 189,000	-0- -0- 56,700	-0- -0- -0-	110,500 -0- -0-	-0- 25,000 40,000	-0- -0- -0-	11,000 4,466 4,253

(1)	A determination has not yet been made whether any bonuses will be awarded for 2002. The bonuses paid in 2000 were awarded under the Company’s Discretionary Performance Bonus Program. See “Report on Executive Compensation - Discretionary Performance Bonus Program.”

(2)	Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3)	Represents the dollar value of the restricted stock award based on the number of shares granted and the market value of the Company’s Common Stock on the grant date. All grants of restricted stock are made under the Company’s 1990 Stock Plan.

On June 14, 2002, Mr. George received a grant of 25,000 shares of restricted stock, Mr. Barnes and Mr. Abernathy each received a grant of 16,000 shares of restricted stock and Mr. Dozier and Mr. Sheppard each received a grant of 10,000 shares of restricted stock. All of these restricted stock awards vest one-fourth on June 14, 2003, one-fourth on June 14, 2004 and one-half on June 14,

2005. During the restricted period, dividends are paid on all restricted shares at the same rate as dividends paid to stockholders.

As of December 31, 2002, the aggregate number of shares of restricted stock held by the officers and the dollar value of such shares was: Mr. George, 25,000 shares ($263,750); Mr. Barnes, 16,000 shares ($168,800); Mr. Abernathy, 16,000 shares ($168,800); Mr. Dozier, 10,000 shares ($105,500) and Mr. Sheppard, 10,000 shares ($103,500). The dollar values are based on the closing price of the Company’s Common Stock on December 31, 2002, of $10.55 per share.

(4)	Consists solely of options to acquire shares of Common Stock at exercise prices equal to fair market value on the date of grant.

(5)	Represents Company contributions to the 401(k) Plan.

Option/SAR Grants In Last Fiscal Year

There were no options granted to any of the named executive officers of the Company during fiscal 2002. The Company has never granted any stock appreciation rights.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2002, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles C. Stephenson, Jr.	-0-	-0-	-0-	-0-	-0-	-0-
S. Craig George	-0-	-0-	553,020	140,000	613,080	-0-
William C. Barnes	-0-	-0-	505,000	105,000	705,250	-0-
William L. Abernathy	-0-	-0-	434,554	105,000	624,149	-0-
William E. Dozier	-0-	-0-	315,800	70,000	388,815	-0-
Larry W. Sheppard	-0-	-0-	250,000	65,000	232,875	-0-

(1)	Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2)	The closing price for the Common Stock on the New York Stock Exchange on December 31, 2002, the last trading day of the fiscal year, was $10.55.

Employment Agreements and Change in Control Arrangements

The Company has no employment agreements with any of the named executive officers of the Company.

All outstanding awards under the Vintage Petroleum, Inc. 1990 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the “change of control price” as defined in such Plan.

Report on Executive Compensation

The Compensation Committee of the Board of Directors administers the Company’s executive compensation program, except that the Board of Directors is generally responsible for administering the Company’s 1990 Stock Plan with respect to the executive officers of the Company. During 2002, the Committee was comprised of Messrs. Lawrence, McNabb, Mahaffey (after February 6, 2002) and Maier (after December 13, 2002), each of whom is an outside director of the Company, and Mr. Stephenson, the Chairman of the Board of Directors of the Company, who resigned from the Committee on December 13, 2002. All decisions of the Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of Directors.

Overall Executive Compensation Policy.    The overall policy of the Company’s executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The executive compensation program basically consists of three elements: salary, awards under the Company’s 1990 Stock Plan, and, beginning in 1999, a discretionary bonus program tied to annual financial and operating performance targets.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. The Company has never sustained the loss of a material deduction as a result of Section 162(m). However, it is possible that the exercises of stock options and the vesting of restricted stock awards in the future could result in a loss of a deduction. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company’s best interest and to take into consideration factors other than deductibility.

Salary.    The Committee reviews each executive officer’s salary annually. The Committee believes there is necessarily some subjectivity in setting the salaries of the Company’s executive officers and does not follow specific objective performance criteria when setting such salaries. In determining appropriate salary levels for 2002, the Committee primarily considered the individual’s past performance, the past performance of the Company and the individual’s contribution to that performance. The Committee also considered the executive’s level and scope of responsibility, experience, internal equity of the Company’s executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility.

Discretionary Performance Bonus Program.    The Board of Directors has adopted the Vintage Petroleum, Inc. Discretionary Performance Bonus Program. The purpose of this Program is to enhance stockholder value by providing eligible employees of the Company, including executive officers, with an added incentive to achieve specific annual Company targets and goals. This Program also allows the Company to remain competitive with its peers in attracting and retaining qualified personnel. The targets and goals are approved by the Board of Directors and are intended to be aligned with the Company’s mission so that bonus payments are made only if stockholder interests are advanced. In 2002, the Company’s executive officers and all other U.S. employees were eligible for cash incentive awards under this Program. Each executive officer of the Company was eligible to earn an individual award expressed as a percentage of base salary paid during the Program year. Executive officer incentive award opportunities varied by level of responsibility. There was no minimum incentive award. The maximum percentage of base salary payable as an incentive award was 40% or 60%, depending on the executive officer’s position. Awards may be granted if specified financial and operating performance targets are achieved and the Board of Directors determines to grant such bonuses. Once granted, the bonuses to executive officers are generally payable over a two and one half-year period and are subject to forfeiture under certain circumstances. Such bonus payments may also be postponed under certain circumstances. Total bonus awards to all eligible employees for a given Program year may not exceed 5% of net income of the Company. During 2002, the Company reported net losses. Accordingly, no bonuses were awarded under this Program during 2002.

Despite the reported net losses, which resulted from large non-cash charges for impairments of the Company’s Canadian assets, the Company achieved several of its objectives during 2002. Management successfully marketed the Company’s non-strategic assets in Trinidad and Ecuador; replaced its floating-rate bank debt and lengthened debt maturities by issuing its $350 million 8 1/4% Senior Notes due 2012; exceeded its net debt reduction target of $200 million; met or bettered its targets for production, cash flow, EBITDAX, and certain expenses; increased its inventory of exploration projects; and managed its Argentina asset base through the political and economic uncertainties, maximizing profitability and the repatriation of its cash flow. As a result, the Board of Directors is considering awarding discretionary bonuses outside of the Program. However, the amount, if any, of such bonuses for 2002 has not yet been determined.

Restricted Stock Awards.    During 2002, the Board of Directors relied heavily upon restricted stock awards to compensate the executive officers of the Company. The Board of Directors believes that restricted stock awards enhance the retentive and incentive impact of equity compensation awards and advance further the Company’s philosophy of employees, including executive officers, as owners. The Company is committed to the concept of executive officers as owners because it believes that it helps the Company attract and retain the very best executive officers and aligns their interests with those of the Company’s stockholders. Restricted stock awards represent shares of Common Stock. The shares are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting, which may be tied to a specified time period or the achievement of certain goals.

Restricted stock awards granted to executive officers during 2002 were based on the subjective evaluation of the executive’s ability to influence the Company’s long-term growth and profitability and to reward outstanding past individual performance and contributions to the Company. The Board of Directors also considered the executive’s level and scope of responsibility, experience, internal equity of the Company’s executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility. Restricted stock awards granted during 2002 vest over a period of three years.

In early 2003, the Company offered to employees, including executive officers, the opportunity to receive restricted stock or restricted stock rights in exchange for stock options which had exercise prices ranging from $19.28 to $21.81 per share. Exchange ratios were based on a Black-Scholes valuation of the various stock options as of January 6, 2003, in order to make the exchange values neutral. The Board of Directors approved this offer in order to enhance the retentive and incentive impact of outstanding equity compensation awards, to advance further the corporate philosophy of employees as owners, and to create a renewed opportunity for employees to realize future benefit from their equity awards. Many of the outstanding stock options had exercise prices that were significantly higher than the current market price of the Common Stock and did not advance this goal.

On February 20, 2003, the Company accepted for exchange stock options to purchase 2,118,000 shares of Common Stock (1,360,000 shares from executive officers) and granted restricted stock and restricted stock rights representing an aggregate of 562,840 shares of Common Stock (358,500 shares to executive officers) in exchange for the tendered stock options.

CEO Compensation.    During 2002, Mr. George served as President and Chief Executive Officer of the Company. His base salary for 2002 and restricted stock awards granted to him during 2002 were determined in the same manner utilized by the Committee and the Board of Directors when determining salaries and restricted stock awards for the Company’s other executive officers as described above. During 2002, no bonuses were granted under the Discretionary Performance Bonus Program described above. Under this Program, the maximum amount that Mr. George may earn is 60% of his base salary. As discussed above, the Board of Directors is considering awarding discretionary bonuses outside of this Program. However, a determination has not yet been made whether any executive officers, including Mr. George, will receive a bonus for 2002.

Board of Directors	Compensation Committee
William L. Abernathy	John T. McNabb, II (Chairman)
William C. Barnes	Bryan H. Lawrence
S. Craig George	Joseph D. Mahaffey (after February 6, 2002)
Bryan H. Lawrence	Charles C. Stephenson, Jr. (until December 13, 2002)
Joseph D. Mahaffey	Gerald J. Maier (after December 13, 2002)
John T. McNabb, II
Gerald J. Maier (after September 11, 2002)
Charles C. Stephenson, Jr.

The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

During 2002, Charles C. Stephenson, Jr., an executive officer of the Company, was a member of the Compensation Committee and participated in deliberations concerning executive officer compensation until his resignation from the Committee on December 13, 2002. The other members of the Compensation Committee during 2002 were Bryan H. Lawrence, John T. McNabb, II, Joseph D. Mahaffey (after February 6, 2002) and Gerald J. Maier (after December 13, 2002), all of whom are outside directors of the Company.

Mr. Stephenson is a director of Growth Capital Partners, L.P. and GCP Securities, Inc. Mr. McNabb is an executive officer of these entities.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period commencing January 1, 1998, and ending on December 31, 2002, with the cumulative total return on the S&P 500 Index and an index of peer companies (weighted by market capitalization) selected by the Company. Companies in the peer group are as follows: Apache Corporation, Cabot Oil & Gas Corporation, Devon Energy Corporation, Forest Oil Corporation, Noble Energy, Inc., Nuevo Energy Company, Ocean Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Company and XTO Energy, Inc. (formerly, Cross Timbers Oil Company). The comparison assumes $100 was invested on December 31, 1997, in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Source: Standard & Poor’s

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. In the performance of its oversight function, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee

Joseph D. Mahaffey (Chairman)

Bryan H. Lawrence

Gerald J. Maier

John T. McNabb, II

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

Since January 1, 2002, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period and the interest rates, maturity dates and the outstanding balances of such indebtedness as of March 14, 2003:

Name	Largest Amount of Indebtedness(1)(2)		Range of Maturity Dates of Notes	Outstanding Balance at March 14, 2003 (1)(2)
S. Craig George	$547,272		8/11/03	$547,272
William C. Barnes	585,415		5/11/03 to 8/18/04	585,415
William L. Abernathy	1,650,520		4/7/03 to 7/10/04	1,650,520
William E. Dozier	577,387		7/27/03	577,387
Michael F. Meimerstorf	284,098		8/12/03	284,098
Robert E. Phaneuf	120,008	(3)	N/A	-0-	(3)
Martin L. Thalken	386,571	(4)	N/A	-0-	(4)

(1)	This indebtedness was incurred to fund the purchase of shares of Common Stock upon exercise of options under the Company’s Stock Option Plans and is secured by shares of Common Stock.

(2)	This indebtedness bears interest at Mellon Bank, N.A. prime rate.

(3)	In connection with the maturity of this indebtedness, on August 12, 2002, Mr. Phaneuf transferred the 10,000 shares of Common Stock owned by him securing this indebtedness to the Company in full satisfaction of this indebtedness.

(4)	In connection with the maturity of this indebtedness, on February 3, 2003, Mr. Thalken transferred the 34,000 shares of Common Stock owned by him securing this indebtedness to the Company and paid the Company $35,502 in cash in full satisfaction of this indebtedness.

In accordance with the recently enacted Sarbanes-Oxley Act of 2002, the Company in the future will no longer make loans to executive officers of the Company or otherwise materially modify or renew any existing loans to executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2002.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with.

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder’s vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company’s By-laws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 110 West Seventh Street, Tulsa, Oklahoma 74119, on or before December 6, 2003, to be considered for inclusion in the Company’s proxy statement and accompanying proxy for that meeting.

In accordance with the Company’s By-laws, any stockholder who intends to present a proposal at the Company’s 2004 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than March 27, 2004, in order for such proposal to be properly brought before the meeting.

By Order of the Board of Directors,

William C. Barnes

Secretary

April 4, 2003

Tulsa, Oklahoma

EXHIBIT A

VINTAGE PETROLEUM, INC.

CHARTER OF THE

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

Purpose.    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Composition and Independence.    The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Reports.    The Audit Committee shall make regular reports to the Board.

Meetings.    The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibilities.    The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Functions.    The Audit Committee, to the extent it deems necessary or appropriate, shall perform the following functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate under the circumstances.

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the senior internal auditing executive.

17.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

VINTAGE PETROLEUM, INC.

[Logo]

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held May 13, 2003

The undersigned hereby appoints Charles C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 13th day of May, 2003, at 10:00 a.m., local time, in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors. Nominees: 01 Rex D. Adams, 02 William C. Barnes, and 03 John T. McNabb, II as Class I Directors.

	FOR all nominees listed (except as marked to the contrary in the space provided) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.
2.	Ratification of Ernst & Young LLP as independent auditor of the Company for 2003.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

Signature

Signature

Date

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.eproxy.com/vpi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.